Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Premier Community Bankshares, Inc. (the “Corporation”) for the period ended March 31, 2007 to be filed with the Securities and Exchange Commission (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer of the Corporation hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that based on their knowledge and belief: 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of and for the periods covered in the Report.

/s/ Donald L. Unger
Donald L. Unger
President & Chief Executive Officer

/s/ John A. Willingham
John A. Willingham
Chief Financial Officer

Date:_____5/8/07____